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                                            Registration No. ____________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           NETWORK GENERAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                77-0115204
     ----------------------------         ------------------------------------
     (State or other jurisdiction         (I.R.S. employer identification no.)
   of incorporation or organization)

                               4200 BOHANNON DRIVE
                           MENLO PARK, CALIFORNIA 94025
              ----------------------------------------------------
              (Address of principal executive offices)  (Zip code)

                           NETWORK GENERAL CORPORATION
                             1989 STOCK OPTION PLAN
                    1989 OUTSIDE DIRECTORS STOCK OPTION PLAN
                        1989 EMPLOYEE STOCK PURCHASE PLAN
                    ------------------------------------------
                            (Full title of the plan)

                               JAMES T. RICHARDSON
                   SENIOR VICE PRESIDENT, CORPORATE OPERATIONS
                           AND CHIEF FINANCIAL OFFICER
                           NETWORK GENERAL CORPORATION
                               4200 BOHANNON DRIVE
                          MENLO PARK, CALIFORNIA 94025
                     ---------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  415/473-2000

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.


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- -------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------

                                 Proposed    Proposed
Title of                         maximum     maximum
securities         Amount        offering    aggregate      Amount of
to be              to be         price per   offering       registration
registered         registered    share(1)    price(1)       fee
- -------------------------------------------------------------------------------

1989 STOCK OPTION PLAN
Common Stock       2,000,000     $15.8125    $31,625,000     $10,906
Par Value $0.01
1989 OUTSIDE DIRECTORS STOCK OPTION PLAN
Common Stock         100,000     $15.8125    $1,581,250      $546
Par Value $0.01
1989 EMPLOYEE STOCK PURCHASE PLAN
Common Stock         100,000     $13.4406    $1,344,060      $464
Par Value $0.01

TOTAL              2,200,000       n/a       $34,550,310     $11,916

             ------------------------------------------------------
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     Network General Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) The Company's latest annual report on Form 10-K filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange

- ----------------------

    (1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The Network General Corporation 1989 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock and, therefore, the price for purchase rights under this plan is based upon 85% of the average of the high and low prices of the Common Stock on September 10, 1996, as reported on the National Association of Securities Dealers Automated Quotations System. As to the remaining shares, the price is based upon the average of the high and low prices of the Common Stock on September 10, 1996, as reported on the National Association of Securities Dealers Automated Quotations System.


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Act"), containing audited financial statements for the Company's latest fiscal year ended March 31, 1996, as filed June 28, 1996.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (No. 33-36134, effective August 2, 1989) filed under the Securities Act of 1933, as amended (the "Securities Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     The class of securities offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     LEGAL OPINION. The validity of the shares of Common Stock to be offered hereunder has been passed upon for the Company by Gray Cary Ware & Freidenrich, A Professional Corporation. Mr. Greg M. Gallo, an attorney and a member with Gray Cary Ware & Freidenrich, A Professional Corporation ("Gray Cary"), since 1973, has been a director of the Company since April 1989. As of August 1996 certain attorneys of Gray Cary owned 82,000 shares of the Common Stock of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' fiduciary "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith and involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transactions from which a director derives an improper personal benefit.

     The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The By-laws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. In addition, the Company has


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entered into separate indemnification agreements with its directors, officers and certain employees which require the Company, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature) and to obtain directors' and officers' insurance, if available on reasonable terms. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

ITEM 8. EXHIBITS

     See Exhibit Index.

ITEM 9. UNDERTAKINGS

     (a) RULE 415 OFFERING

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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         (3)    To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on September 17, 1996.

                                Network General Corporation



                                By:  /s/ James T. Richardson
                                     ----------------------------
                                     James T. Richardson,
                                     Senior Vice President,
                                     Corporate Operations and
                                     Chief Financial Officer


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                                POWER OF ATTORNEY

     The officers and directors of Network General Corporation whose signatures appear below, hereby constitute and appoint Leslie G. Denend and James T. Richardson, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and do ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following in the capacities indicated on September 17, 1996.

Signature                       Title
- -------------------------------------------------------------------------------

/s/ Leslie G. Denend
- -------------------------       President, Chief Executive Officer
Leslie G. Denend                and Director (Principal Executive Officer)


/s/ James T. Richardson         Senior Vice President, Corporate Operations and
- -------------------------       Chief Financial Officer
James T. Richardson             (Principal Financial/Accounting Officer)


/s/ Charles J. Abbe
- -------------------------       Director
Charles J. Abbe


/s/ Douglas C. Chance
- -------------------------       Director
Douglas C. Chance


/s/ Howard Frank
- -------------------------       Director
Howard Frank


/s/ Gregory M. Gallo
- -------------------------       Director
Gregory M. Gallo


/s/ Laurence R. Hootnick
- -------------------------       Director
Laurence R. Hootnick


/s/ Janet L. Hyland
- -------------------------       Director
Janet L. Hyland


/s/ Harry J. Saal
- -------------------------       Director
Harry J. Saal


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                                  EXHIBIT INDEX


     4.1. [Third Restated Certificate of Incorporation of the Company]

     4.2. [Amended and Restated By-Laws of the Company are incorporated by reference to Exhibit 3.3 to the Company's Report on Form 10-Q for the quarter ending June 30, 1994 (No. 0-17431, filed August 6,
          1994)]

     4.3. [Stockholders Rights Plan of the Company is incorporated by reference to the Company's Current Report on Form 8-K (No. 0-17431, filed
          July 7, 1992)]

     5    Opinion re legality

     23.1 Consent of Counsel (included in Exhibit 5)

     23.2 Consent of Arthur Andersen LLP

     24 Power of Attorney (included in signature pages to this registration statement)







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